UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

Lumber Liquidators, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	043229199
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 John Deere Road Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2009, Lumber Liquidators, Inc. (the “Company”) and Jeffrey W. Griffiths, its President and Chief Executive Officer, entered into an amendment, dated December 23, 2009 (the “Amendment”), to Mr. Griffiths’s Executive Employment Agreement, dated September 18, 2006 (the “Employment Agreement”).

The Amendment modifies the Employment Agreement to extend the term through March 18, 2012, unless it is terminated earlier in accordance with the provisions of the Employment Agreement.

The Amendment also provides that Mr. Griffiths will receive an option to purchase a whole number of shares of the Company’s common stock with a cumulative fair value of $750,000. The actual number of option shares will be determined based upon the fair value of an option as of January 1, 2010 and the exercise price for each option share will be the fair market value of the Company’s common stock as of January 1, 2010. The option shares will vest, and will be exercisable, on March 17, 2012, subject to Mr. Griffiths’s continued employment with the Company through that date. The option award will be issued in accordance with the Company’s 2007 Equity Compensation Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Executive Employment Agreement with Jeffrey W. Griffiths.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS, INC. (Registrant)

Date: December 30, 2009	By:	/S/ E. LIVINGSTON B. HASKELL
E. Livingston B. Haskell Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Executive Employment Agreement with Jeffrey W. Griffiths.